CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 17, 2017 with respect to the financial statements and financial highlights of The Herzfeld Caribbean Basin Fund, Inc. contained in the Registration Statement and Prospectus on Form N-2, as amended, and referenced in the aforementioned report. We consent to the use of the aforementioned report in such Registration Statement and Prospectus, and to the use of our name as it appears in such Registration Statement and Prospectus.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 29, 2018